Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: MMC Energy, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145745) and the Registration on Form S-3 (No. 333-146995) of MMC Energy, Inc. of our report dated March 11, 2008 relating to the financial statements of MMC Energy, Inc., which appears in this Form 10-K.

/s/ RBSM LLP

New York, New York
March 12, 2008